20/20 WEB DESIGN, INC.
                              FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

                                TABLE OF CONTENTS

                                                                        Page No.
                                                                        --------

INDEPENDENT ACCOUNTANTS' REVIEW REPORT ................................    1

FINANCIAL STATEMENTS

       Balance Sheets..................................................    2

       Statements of Operations........................................    3

       Statements of Changes in Stockholders' Equity (Deficit).........    4

       Statements of Cash Flows........................................    5

       Notes to Financial Statements...................................  6 - 10
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                     INDEPENDENT ACCOUNTANTS' REVIEW REPORT

To the Board of Directors and Stockholders
20/20 Web Design, Inc.
Woodland Hills, California

We have reviewed the accompanying balance sheets of 20/20 Web Design, Inc. as of March 31, 2000 and 1999, and the related statements of operations, changes in stockholders' equity (deficit) and cash flows for the three months then ended, in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of the management of 20/20 Web Design, Inc.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with generally accepted accounting principles.


Moffitt & Company, P.C.
Scottsdale, Arizona

May 8, 2000
June 19, 2000 in regards to statements of operations and footnotes 9 and 11 only
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                             20/20 WEB DESIGN, INC.
                                 BALANCE SHEETS
                             MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

                                     ASSETS

                                                         2000          1999
                                                     ------------  ------------

CURRENT ASSETS
   Cash and cash equivalents                         $        200  $          0
                                                     ------------  ------------

            TOTAL ASSETS                             $        200  $          0
                                                     ============  ============

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES
   Accounts payable
       Trade                                         $     15,307  $          0
       Related entity                                         250             0
                                                     ------------  ------------

            TOTAL CURRENT LIABILITIES                      15,557             0
                                                     ------------  ------------

STOCKHOLDERS' EQUITY (DEFICIT)
   Common stock
       Authorized 25,000,000 shares, par
           value .001(cent)per share
       Issued and outstanding -
           March 31, 2000 - 10,774,787 shares              10,775             0
           March 31, 1999 - 9,624,787 shares                    0         9,625
   Paid-in capital in excess of par value of stock        738,719       512,729
   Retained earnings (deficit)                           (764,851)     (522,354)
                                                     ------------  ------------

            TOTAL STOCKHOLDERS' EQUITY (DEFICIT)          (15,357)            0
                                                     ------------  ------------

            TOTAL LIABILITIES AND STOCKHOLDERS'
              EQUITY (DEFICIT)                       $        200  $          0
                                                     ============  ============

       See Accompanying Notes and Independent Accountants' Review Report.

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                             20/20 WEB DESIGN, INC.
                            STATEMENTS OF OPERATIONS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

                                                   2000                1999
                                               ------------        ------------

REVENUE                                        $          0        $          0

GENERAL AND ADMINISTRATIVE EXPENSES                  14,444               2,513
                                               ------------        ------------

(LOSS) FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                              (14,444)             (2,513)

INCOME TAXES                                              0                   0
                                               ------------        ------------

(LOSS) FROM CONTINUING OPERATIONS                   (14,444)             (2,513)

DISCONTINUED OPERATION
   (LOSS) ON INVESTMENT IN STEIN'S
     CAKE BOX, INC                                 (195,656)                  0
                                               ------------        ------------

       NET (LOSS)                              $   (210,100)       $     (2,513)
                                               ============        ============

NET (LOSS) PER COMMON SHARE

       Basic and diluted
          Continuing operations                $       (.00)       $       (.00)
          Discontinued operations                      (.02)               (.00)
                                               ------------        ------------

           Total                               $       (.02)       $       (.00)
                                               ============        ============

WEIGHTED AVERAGE NUMBER OF
   COMMON SHARES OUTSTANDING

       Basic and diluted                         10,774,787           9,624,787
                                               ============        ============

       See Accompanying Notes and Independent Accountants' Review Report.

                             20/20 WEB DESIGN, INC.
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

                                                                                                        Paid in
                                                                          Number                       Capital in
                                                                            Of                          Excess of
                                                                          Common         Common         Par Value         Retained
                                                                          Shares          Stock          of Stock         Earnings
                                                                        ----------      ----------      ----------       ----------

BALANCE, JANUARY 1, 1999                                                 1,004,787      $    1,005      $  521,349       $ (519,841)

ISSUANCE OF COMMON STOCK FOR 20/20 WEB DESIGN, INC                       8,620,000           8,620          (8,620)               0

NET (LOSS) FOR THE THREE MONTHS ENDED MARCH 31, 1999                             0               0               0           (2,513)
                                                                        ----------      ----------      ----------       ----------

BALANCE, MARCH 31, 1999                                                  9,624,787           9,625         512,729         (522,354)

NET (LOSS) FOR THE NINE MONTHS ENDED DECEMBER 31, 1999                           0               0               0          (32,397)

ISSUANCE OF COMMON STOCK FOR CASH PER PRIVATE PLACEMENT, NET OF FEES     1,150,000           1,150         225,990                0
                                                                        ----------      ----------      ----------       ----------

BALANCE, DECEMBER 31, 1999                                              10,774,787          10,775         738,719         (554,751)

NET (LOSS) FOR THE THREE MONTHS ENDED MARCH 31, 2000                             0               0               0         (210,100)
                                                                        ----------      ----------      ----------       ----------

BALANCE, MARCH 31, 2000                                                 10,774,787      $   10,775      $  738,719       $ (764,851)
                                                                        ==========      ==========      ==========       ==========

       See Accompanying Notes and Independent Accountants' Review Report.

                             20/20 WEB DESIGN, INC.
                            STATEMENTS OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

                                                           2000         1999
                                                         ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net (loss)                                             $(210,100)   $  (2,513)
  Adjustments to reconcile net (loss) to net cash
   (used) by operating activities:
        Loss on investment in subsidiary                   195,656            0
        Organization costs                                       0        2,513
  Increases (decreases)
     Accounts receivable                                    28,173            0
     Accounts payable                                      (13,766)           0
                                                         ---------    ---------

     NET CASH FLOWS (USED) BY OPERATING ACTIVITIES             (37)           0
                                                         ---------    ---------

NET (DECREASE) IN CASH AND CASH EQUIVALENTS                    (37)           0

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                 237            0
                                                         ---------    ---------

CASH AND CASH EQUIVALENTS, END OF PERIOD                 $     200    $       0
                                                         =========    =========

SUPPLEMENTARY DISCLOSURE OF CASH FLOW INFORMATION

  Interest paid                                                       $       0
                                                                      =========

  Taxes paid                                                          $       0
                                                                      =========

NON CASH INVESTING AND FINANCING ACTIVITIES

  Issuance of company stock for 20/20 Web Design, Inc.                $   8,620
                                                                      =========

       See Accompanying Notes and Independent Accountants' Review Report.

                             20/20 WEB DESIGN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

NOTE 1      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            Nature of Business

            20/20 Web Design, Inc. was incorporated in August 1995 in the state of Nevada. The corporation is in the business of developing website designs and managing and acquiring subsidiary corporations.

            Cash and Cash Equivalents

            For purposes of the statement of cash flows, the company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

            Accounting Estimates

            Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.

            Income Taxes

            Provisions for income taxes are based on taxes payable or refundable for the current year and deferred taxes on temporary differences between the amount of taxable income and pretax financial income and between the tax bases of assets and liabilities and their reported amounts in the financial statements. Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled as prescribed in FASB Statement No. 109, Accounting for Income Taxes. As changes in tax laws or rate are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

            Net Loss Per Share

            The company adopted Statement of Financial Accounting Standards No. 128 that requires the reporting of both basic and diluted earnings per share. Basic earnings per share is computed by dividing net income available to common shareowners by the weighted average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. In accordance with FASB 128, potentially dilutive securities that would have an anti-dilutive effect on net loss per share are excluded.

       See Accompanying Notes and Independent Accountants' Review Report.

                             20/20 WEB DESIGN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

NOTE 2      INCOME TAXES

                                                                                  2000           1999
                                                                                --------       --------
     (Loss) from continuing operations before income taxes                      $(14,444)      $ (2,513)
                                                                                --------       --------

     The provision for income taxes is estimated as follows:

           Currently payable                                                    $      0       $      0
                                                                                --------       --------
           Deferred                                                             $      0       $      0
                                                                                --------       --------

     A reconciliation of the provision for income taxes compared with the amounts at the Federal Statutory rate was as follows:

           Income taxes computed at statutory federal rates                     $      0       $      0
                                                                                --------       --------
           Income tax per books                                                 $      0       $      0
                                                                                --------       --------

     Deferred income tax asset and liabilities reflect the impact of temporary differences between amounts of assets and liabilities for financial reporting purposes and the basis of such assets and liabilities as measured by tax laws

           The net deferred tax is:                                             $      0       $      0
                                                                                --------       --------
           The net deferred tax liability is:                                   $      0       $      0
                                                                                --------       --------

     Temporary differences and carryforwards that give rise to deferred tax assets and liabilities included the following:
                                                                                      Deferred Tax
                                                                                -----------------------
                                                                                  2000           1999
                                                                                --------       --------

           Net operating loss                                                   $ 50,794       $ 19,459
           Less valuation allowance                                               50,794         19,459
                                                                                --------       --------

                Net                                                             $      0       $      0
                                                                                ========       ========

     A reconciliation of the valuation allowance is as follows:
                                                                                  2000           1999
                                                                                --------       --------

           Balance, beginning of period                                         $ 19,300       $ 19,082

           Addition to allowance for the three months ended
              March 31, 2000 and 1999                                             31,674            377
                                                                                --------       --------

           Balance, end of period                                               $ 50,974       $ 19,459
                                                                                ========       ========

       See Accompanying Notes and Independent Accountants' Review Report.

                              20/20 WEB DESIGN, INC
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

NOTE 3      TAX CARRYFORWARDS

            The corporation has the following net operating loss carryforwards:

                      Year           Amount      Expiration Date
                      ----           ------      ---------------

                      1998          $  94,200          2018
                      1999             35,524          2019
                      2000            210,100          2020
                                    ---------
                                    $ 339,824
                                    =========

NOTE 4      PRIVATE PLACEMENT OFFERING

            In March 1999, the company had a private placement for 11,500,000 shares of common stock at $0.02 per share. All of the shares were sold and the company realized $230,000 less $2,860 of costs.

NOTE 5      STOCK OPTIONS

            The company does not have any stock options outstanding.

NOTE 6      BUSINESS COMBINATION

            On March 30, 1999, the company completed a merger with 20/20 Web Design, Inc. by exchanging 8,620,000 shares of section 144 restricted common stock for 100% of the outstanding shares of 20/20 Web Design, Inc.

            The merger has been accounted for as a pooling of interest (reverse acquisition as defined by the Securities and Exchange Commission) and the company recorded the merger as follows:

                 Increase in common stock
                    8,620,000 shares @ .001(cent)par value               $ 8,620
                 Decrease in paid-in capital                               8,620

            After the merger, the company changed its name to 20/20 Web Design, Inc.

            The following unaudited information presents certain income statement data of the separate companies for the periods preceding the merger:

       See Accompanying Notes and Independent Accountants' Review Report.

                             20/20 WEB DESIGN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

NOTE 6      BUSINESS COMBINATION (CONTINUED)

                                                   1999            1998
                                                 ---------       ---------
                  Net sales
                     Trump Oil Corporation       $   2,500       $       0
                     20/20 Web Design, Inc.              0               0

                  Net (loss)
                     Trump Oil Corporation         (12,000)       (359,441)
                     20/20 Web Design, Inc.              0               0

            There were no material transactions between Trump Oil Corporation and 20/20 Web Design, Inc. prior to the merger. The effects of conforming 20/20 Web Design, Inc.'s accounting policies to those of Trump Oil Corporation were not material.

NOTE 7      INSURANCE

            The company does not carry liability or worker's compensation insurance.

NOTE 8      WEB DESIGN CONTRACT

            In December 1998, the company entered into a web-design contract which began in September 1999. As compensation for its services, the company will receive 50% of the net sales profits generated by the Internet web site created by the company.

            The initial term of the contract shall be for two years.

            The company has not realize any income on the contract.

NOTE 9      DISCONTINUED OPERATIONS

            The following information is presented for the loss from discontinued operations:

                  a. Segment discontinued - subsidiary corporation, Stein's Cake Box, Inc.
                  b.    Discontinued date - February 29, 2000
                  c.    Manner of disposal - investment written-off as worthless
                  d.    Remaining assets and liabilities - none at February 29,
                        2000
                  e.    Income or loss from February 29, 2000 to March 31, 2000
                        - none
                  f.    Proceeds from disposal of assets - none

       See Accompanying Notes and Independent Accountants' Review Report.

                             20/20 WEB DESIGN, INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2000 AND 1999
                                   (UNAUDITED)

NOTE 10     UNAUDITED FINANCIAL INFORMATION

            The accompanying financial information as of March 31, 2000 and 1999 is unaudited. In management's opinion, such information includes all normal recurring entries necessary to make the financial information not misleading.

NOTE 11     COMPUTATION OF EARNINGS PER SHARE

                                                                 2000               1999
                                                             ------------       ------------

            From continuing operations

                Net (loss) from continuing operations        $    (14,444)      $     (2,513)
                                                             ------------       ------------
                Weighted average number of common
                   shares outstanding                          10,774,787          9,624,787

                (Loss) per share                             $       (.00)      $       (.00)

            From discontinued operations

                Net (loss) from discontinued operations      $   (195,656)      $          0
                                                             ------------       ------------
                Weighted average number of common
                   shares outstanding                          10,774,787          9,624,787

                (Loss) per share                             $       (.02)      $       (.00)

       See Accompanying Notes and Independent Accountants' Review Report.